UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2005

BIOLASE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

981 Calle Amanecer

San Clemente, California 92673

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 361-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 17, 2005, BIOLASE Technology, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission (the “SEC”) a Form 12b-25, notifying the SEC that the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (the “Annual Report”) could not be timely filed. The Company did not represent in its Form 12b-25 that it would be able to file its Annual Report by March 31, 2005, which is required by SEC rules to obtain a 15-day extension of the filing deadline; however, the Company is working diligently to complete the Annual Report. The Company has been notified by the NASDAQ National Market (“Nasdaq”) that if it does not file its Annual Report by March 31, 2005, a notice of delisting will be issued. In such event, the Company intends to request and participate in a hearing before a NASDAQ panel regarding its compliance with the listing standards.

A copy of the press release announcing the filing of the Form 12b-25 is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference. A copy of the Form 12b-25 is attached hereto as Exhibit 99.2 and is hereby incorporated herein by reference.

Item 8.01. Other Events.

On March 17, 2005, the Company announced that it will delay the filing of its Annual Report. A copy of the press release relating to the announcement is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description
99.1	Press Release dated March 17, 2005.

99.2	Form 12b-25 dated March 17, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 18, 2005	BIOLASE TECHNOLOGY, INC.

	By:	/s/ John Hohener
John Hohener
Executive Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 17, 2005.

99.2	Form 12b-25 dated March 17, 2005.

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